Exhibit 16.1


United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C.  20549

Gentlemen:

We have read Item 4 of the Current Report on Form 8-K of Cinema Ride, Inc. dated February 5, 2001, and agree with the statements made therein insofar as they relate to our firm.



/s/ BDO Seidman, LLP
Los Angeles, California
February 8, 2001